Exhibit 10.16

OFFICE BUILDING LEASE

BETWEEN

SUNNYVALE MATHILDA INVESTORS, LLC
a California limited liability company

LANDLORD

AND

MONOLITHIC SYSTEM TECHNOLOGY, INC., dba MOSYS,
a Delaware corporation

TENANT

OFFICE BUILDING LEASE

EXHIBITS:

A	Outline of Floor Plan of Premises
B	Tenant Improvements
C	Definition of Operating Expenses
D	Standards for Utilities and Services
E	Rules and Regulations
F	Memorandum of Lease
G	Quitclaim of Memorandum of Lease

OFFICE BUILDING LEASE

This OFFICE BUILDING LEASE (“Lease”) is entered into as of the 6th day of May, 2005 by and between SUNNYVALE MATHILDA INVESTORS, LLC, a California limited liability company (“Landlord”), and MONOLITHIC SYSTEM TECHNOLOGY, INC., dba MOSYS , a Delaware corporation (“Tenant”).

1.         BASIC LEASE TERMS.  For purposes of this Lease, the following terms have the following definitions and meanings:

(a)       Landlord:  SUNNYVALE MATHILDA INVESTORS, LLC, a California limited liability company.

(b)       Landlord’s Address (For Notices):

SUNNYVALE MATHILDA INVESTORS, LLC
c/o Matteson Real Estate Equities, Inc.
1991 Broadway, Suite 300
Redwood City, CA 94063-1994
Attention:  James A. Blake

or such other place as Landlord may from time to time designate by notice to Tenant.

(c)       Tenant:  MONOLITHIC SYSTEM TECHNOLOGY, INC., dba MOSYS , a Delaware corporation.

(d)       Tenant’s Address (For Notices):

MOSYS, INC.

755 No. Mathilda Avenue, Suite 100

Sunnyvale, California 94086

Attention:  Chief Financial Officer

(e)       Project:  The parcel(s) of real property (the “Land”) commonly known as 755 N. Mathilda Avenue/680 Vaqueros Avenue, and located in the City of Sunnyvale (the “City”), County of Santa Clara (the “County”), State of California (“State”).  The project (the “Project”) includes the Land, the Building (described below) and appurtenant surface parking areas, landscaping, walkways and other common areas located on the Land.

(f)        Building:  A two (2) story office/research and development building within the Project (the “Building”), which Building contains approximately 52,500 Rentable Square Feet, with the street address of 755 North Mathilda Avenue, Sunnyvale, California.

(g)       Premises:  Those certain premises comprising all of the First Floor of the Building as generally shown on the floor plan attached hereto as Exhibit ”A”, which Premises contains approximately 26,250 total Rentable Square Feet.

(h)       Tenant’s Percentage:  Tenant’s percentage of the Building on a Rentable Square Foot basis, which is 50%.

(i)        Term:  Five (5) years.

(j)        Commencement Date:  June 27, 2005.  The Commencement Date shall not be delayed by reason of a delay resulting from Force Majeure (as defined in Paragraph 32 below), or for any other reason.

            Expiration Date:  June 30, 2010.

(k)       Intentionally Omitted.

(l)        Intentionally Omitted.

m)        Monthly Base Rent:  This Lease is intended to be a “triple net lease” as more fully described in Paragraph 6 below.  Monthly Base Rent is set forth below in the following table, subject to adjustment as provided in this Lease:

Months	Monthly Rent/RSF	Monthly Base Rent
1 – 12	$1.00	$26,250.00
13 – 24	$1.05	$27,562.50
25 – 36	$1.10	$28,875.00
37 – 48	$1.15	$30,187.50
49 – 60	$1.20	$31,500.00

Tenant’s obligation to pay its share of Operating Expenses shall be 100% abated for the first month of the Term but not thereafter.

(n)       Intentionally Omitted.

(o)       Security Deposit:  $31,500.00.

(p)       Intentionally Omitted.

(q)       Intentionally Omitted.

(r)        Permitted Use:  General office use and administration, research and development and related uses, but no other use without the written consent of Landlord.

(s)       Parking:  Eighty-three (83) unassigned parking spaces, subject to the terms and conditions of Paragraphs 32 and 43 below and the Rules and Regulations regarding parking contained in Exhibit ”E”.

(t)        Intentionally Omitted.

(u)       Intentionally Omitted.

(v)       Interest Rate:  The greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by California law.

(w)      Exhibits:  A through E, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease.  In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.         PREMISES AND COMMON AREAS.

(a)       Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in Exhibit ”B”.

(b)       Mutual Covenants.  Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

(c)       Tenant’s Use of Common Areas.  During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, “Project Occupants”), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 32 below and all covenants, conditions and restrictions now or hereafter affecting the Project, the following common areas of the Building and/or the Project (collectively, the “Common Areas”):

(i)        The Building’s common entrances, hallways, lobbies, public restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment within the Building which serve the Premises (collectively, “Building Common Areas”); and

(ii)       The parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Project Occupants (collectively, “Project Common Areas”).

(d)       Landlord’s Reservation of Rights.  Provided Tenant’s use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself the right from time to time to: (i)  install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and parking spaces and parking areas; provided, however, that any material adverse changes to the Building Common Areas, or any reduction in the parking available to Tenant, shall require Tenant’s prior approval, which shall not be unreasonably withheld; and (iii) use or close temporarily the Building Common Areas, the Project Common Areas and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

3.         TERM.  The term of this Lease (“Term”) will be for the period designated in Subparagraph 1(i), commencing on the Commencement Date, and ending on the Expiration Date, subject to the terms of this Lease.  Each consecutive twelve (12) month period of the Term of this Lease, commencing on the first day of the month following the month in which the Commencement Date occurs, will be referred to herein as a “Lease Year”.

4.         POSSESSION.  Landlord represents and warrants to Tenant that as of the Commencement Date only,(i) the roof, exterior and structural components of the Project shall be in good condition and repair and water-tight, and the electrical, mechanical, plumbing, HVAC, security, elevator and lighting systems shall be in good working condition, free of material defects and in compliance with all applicable laws and (ii) to Landlord’s actual knowledge, there are no Hazardous Materials (as defined in Section 8(c) in, on, under or about the Premises, the Building or the Project (collectively, the “Landlord Reps”).  Landlord agrees to deliver possession of the Premises to Tenant in accordance with the terms of Exhibit “B”.  By taking possession of the Premises, subject only to the Landlord Reps, Tenant is deemed to have accepted the Premises in its “AS-IS” and “WITH ALL FAULTS” condition on the Commencement Date except as to any latent defects and to have acknowledged that there are no items known to Tenant needing work or repair which are Landlord’s responsibility.  Tenant acknowledges that except for the Landlord Reps, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any improvements within the Project.

5.         RENT.

(a)       Monthly Base Rent.  Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay (i) the Monthly Base Rent for the first month of the Term and (ii) estimated Operating Expenses for the second month of the Term directly to Landlord concurrently with Tenant’s delivery of the executed Lease to Landlord.  If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month.  All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.  Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph l(m).

(b)       Additional Rent.  All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance, repairs and parking, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(c)       Late Payments.  Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6.         OPERATING EXPENSES.

(a)       Operating Expenses.  Commencing on the date which is one (1) month following the Commencement Date and throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, Tenant’s Percentage of Operating Expenses as defined in Exhibit “C” attached hereto.  It is intended that this Lease be a “triple net lease” and, except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure or incur any liability in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises which is not to be reimbursed by Tenant on a pro rata basis as Tenant’s Percentage of Operating Expenses.

(b)       Estimate Statement.  Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Percentage of Operating Expenses for the then current calendar year.  Tenant agrees to pay Landlord, as “Additional Rent”, one-twelfth (1/12th) of Tenant’s Percentage of Operating Expenses each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant’s Percentage of Operating Expenses (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive.  If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant’s Percentage of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired.  Thereafter Tenant agrees to pay Tenant’s Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

(c)       Actual Statement.  By June 1st of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement (“Actual Statement”) which states the actual Operating Expenses for the preceding calendar year.  If the Actual Statement reveals that Tenant’s Percentage of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement.  If the Actual Statement reveals that Tenant’s Percentage of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant’s Percentage of the Operating Expenses due to Tenant under this Lease; provided that in the last year of the Term, Landlord shall refund any overpayment within thirty (30) days of the end of the Term.

(d)       Miscellaneous.  Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such Estimate Statement or Actual Statement.  Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Percentage of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant.  Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.  Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year. Landlord shall maintain its books and records pertaining to Operating Expenses for at least three (3) years. Tenant shall have the right, upon reasonable notice and during ordinary business hours, to inspect Landlord’s books and records relating to Operating Expenses at Landlord’s offices.  If Tenant disputes the amount of Operating Expenses set forth in any Actual Statement, Tenant shall have the right to cause Landlord’s books and records to be audited by a certified public accountant who is paid on an hourly basis (and not contingent fee basis).  The amounts payable hereunder by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit.

7.         SECURITY DEPOSIT.  Concurrently with Tenant’s execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(o).  The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof.  If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full.  The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof.  If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant agrees, within five (5) days after Landlord’s written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default under this Lease.  Landlord is not required to keep Tenant’s Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit.  Should Landlord sell its interest in the Premises during the Term hereof, Landlord will comply with its obligations under California Civil Code Section 1950.7(d) with regard to the relief of Landlord for further liability with respect to the Security Deposit.

8.         USE.

(a)       Tenant’s Use of the Premises.  The Premises may be used for the use or uses set forth in Subparagraph 1(r) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.  Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Building or the Project.

(b)       Compliance.  At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises, if any.  Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with:  (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, including, without limitation, the provisions of Title III of the Americans With Disabilities Act of 1990, as same has been and may be subsequently amended, and all rules and regulations promulgated pursuant thereto (the “ADA”), as it relates to Tenant’s particular use, alteration and occupancy of the Premises, (ii) the requirements of the Board of Fire Underwriters and any other similar body, and (iii) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises and/or the Building.  Notwithstanding the foregoing, Landlord shall be responsible for ensuring that the Building Common Areas are in compliance with all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings (including those promulgated pursuant to the ADA) as they pertain generally to facilities for office, administration, research and development use.  Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below.  Tenant agrees not to do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose.  Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Project.

(c)       Hazardous Materials.  Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease) which are used in strict compliance with all applicable environmental laws, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  Notwithstanding the foregoing, Tenant shall have the right to use acetone in amounts reasonably necessary for the conduct of its business if and only if the acetone is used, treated, stored, handled, transported and disposed of in strict compliance with all environmental laws and such use does not expose the Premises, the Building or the soil, air or groundwater in or around the Premises to risk of contamination or expose Landlord to any liability therefor.  Landlord shall have the right to review and inspect Tenant’s use, treatment, storage, handling, transportation and disposal of the acetone and Tenant’s records pertaining to the same.  Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties.  Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Landlord agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Landlord, its agents, employees, assignees, or s (collectively, “Landlord’s Parties”).  To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties (regardless of whether or not Landlord consented to Tenant’s use of such Hazardous Materials). To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Tenant Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Landlord or any of Landlord’s Parties.

 Each party agrees to promptly notify the other of any release of Hazardous Materials at the Premises, the Building or any other portion of the Project which such party becomes aware of during the Term of this Lease, whether caused by such party or any other persons or entities.  In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s).  As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons.  The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

9.         NOTICES.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail.  Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b).  Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

10.       Intentionally Omitted.

11.       SURRENDER; HOLDING OVER.

(a)       Surrender.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies.  Upon the expiration or earlier termination of this

Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, with all of Tenant’s personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13.  Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises and identify the Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove, as well as any repairs Tenant is to make upon surrender of the Premises.  The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b)       Holding Over.  Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to the greater of (i) one hundred twenty-five percent (125%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, or (ii) the then currently scheduled rental rate for comparable space in the Building, in either event prorated on a daily basis.  Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease.  The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law.  If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Premises.  The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12.       TAXES ON TENANT’S PROPERTY.  Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or Alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s building standard tenant improvements are assessed.  If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within thirty (30) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

13.       ALTERATIONS.  After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit ”B”, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, “Alterations”) subject to and upon the following terms and conditions:

(a)       Prohibited Alterations.  Tenant may not make any Alterations which:  (i) affect any area outside the Premises; (ii) affect the Building’s structure, equipment, services or systems, or the proper functioning thereof, or Landlord’s access thereto; (iii) affect the outside appearance, character or use of the Building or the Building Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

(b)       Landlord’s Approval.  Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord’s written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord’s prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Five Thousand Dollars ($ 5,000) as long as (i) such Alterations do not require a building permit, (ii) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof and (iii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord’s rules, regulations and insurance requirements which govern contractors.  Landlord’s approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities.  In approving any Alterations, Landlord reserves the right to require Tenant to increase its Security Deposit to provide Landlord with additional reasonable security for the removal of such Alterations by Tenant as may be required by this Lease.

(c)       Contractors.  Alterations may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay.  Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant’s contractors must obtain and maintain, on behalf of Tenant and at Tenant’s sole cost and expense:  (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations.  Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

(d)       Manner of Performance.  All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(e)       Ownership.  The Tenant Improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord’s approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease.  Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph 13.  If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, Tenant agrees to pay to Landlord all of Landlord’s costs of such removal and repair).

(f)        Plan Review.  Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs for general conditions of Landlord’s third party consultants if utilized by Landlord (but not Landlord’s “in-house” personnel) for review of all plans, specifications and working drawings for any Alterations, within thirty (30) business days after Tenant’s receipt of invoices either from Landlord or such consultants.

(g)       Personal Property.  All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant’s business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or earlier termination of this Lease.  Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

(h)       Removal of Alterations.  If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant’s sole cost and expense, and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means.  Tenant shall be liable for all costs of disposition of Tenant’s abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property.  Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from

Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14.       REPAIRS.

(a)       Landlord’s Obligations.  Landlord agrees to repair and maintain in good condition and working order the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in Tenant’s Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant’s Premises) or (ii) caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord as direct reimbursement and not as part of shared Operating Expenses, as additional rent, the cost of such maintenance and repairs.  Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.  Except as provided in Paragraph 20, Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant’s use and enjoyment of the Premises.  Tenant waives the right to make repairs at Landlord’s expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(b)       Tenant’s Obligations.  Tenant agrees to keep, maintain and preserve the Premises in good condition and repair and, when and if needed, at Tenant’s sole cost and expense, to make all repairs to the Premises and every part thereof which are not Landlord’s obligation hereunder.   Tenant agrees to cause any mechanics’ liens or other liens arising as a result of work performed by Tenant or at Tenant’s direction to be eliminated as provided in Paragraph 15 below.  Except as provided in Subparagraph 14(a) above and Exhibit “B”, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(c)       Tenant’s Failure to Repair.  Tenant shall have ten (10) days from the date on which Landlord makes a written demand on Tenant to repair and maintain the Premises properly, as required hereunder to the reasonable satisfaction of Landlord, to perform such repairs and maintenance (or commence to perform, if the nature of the performance is such that more than ten (10) days is reasonably required), or, if Tenant is required to use the Landlord’s contractor, as provided in Paragraph 14(b), upon such date as Landlord’s contractor is able to complete such repairs.  If Tenant fails to perform such repairs or maintenance as required under this Lease, Landlord may enter upon the Premises and make such repairs and/or maintenance.  If Landlord does enter upon the Premises for such purposes as discussed herein, Landlord shall exercise commercially reasonable efforts to not unreasonably interfere with Tenant’s use of the Premises in performing such repairs and/or maintenance, shall perform such repairs and/or maintenance in the presence of a representative of Tenant (except in the case of emergencies) and shall take appropriate measures to protect the confidentiality of Tenant’s files.  Upon completion of such repairs and/or maintenance, Tenant agrees to pay to Landlord as additional rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within thirty (30) days of receipt from Landlord of a written itemized bill therefor.  Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.

15.       LIENS.  Tenant agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees.  At Landlord’s request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises.  Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens.  If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises.  If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens.  Tenant agrees to pay to

Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16.       ENTRY BY LANDLORD.  Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease.  In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations).  Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed.  Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes.  Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises.  Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord effected by the foregoing.

17.       UTILITIES AND SERVICES.  Throughout the Term of the Lease so long as the Premises are occupied, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit “D”, subject to the conditions and in accordance with the standards set forth therein.  Landlord may require Tenant from time to time to provide Landlord with a list of Tenant’s employees and/or agents which are authorized by Tenant to subscribe on behalf of Tenant for any additional services which may be provided by Landlord.  Any such additional services will be provided to Tenant at Tenant’s cost.  Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord’s reasonable control.  In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided below or in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure; provided, however, that if such failure is caused solely by the negligence or willful misconduct of Landlord or Landlord’s Parties and Tenant is unable to conduct its business in the Premises for a period exceeding five (5) consecutive calendar days, then and only in such event, Base Rent shall be abated from the sixth calendar day of such interruption until such time as Tenant is able to recommence its business operations in the Premises.  In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly.  If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage and/or Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant agrees thereafter to pay all charges of the utility providing service and Landlord will make an appropriate adjustment to Tenant’s Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges, provided Tenant will remain obligated to pay its proportionate share of Operating Expenses subject to such adjustment.  Landlord shall have the right at any time and from time-to-time during the Term of the Lease to contract for service from any company or companies providing electricity service (“Service Provider”).  Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.  Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant’s requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

18.       ASSUMPTION OF RISK AND INDEMNIFICATION.

(a)       Assumption of Risk.  Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Project resulting from any act or omission of Landlord (except for Landlord’s or any Landlord Parties’ active negligence or intentionally wrongful act or omission or breach of this Lease), (ii) any such damage caused by other tenants or persons in or about the Building or the Project, or caused by quasi-public work,  (iii) any damage to property entrusted to employees of the Building, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness; provided that in no event shall the foregoing waiver apply to any damage or injury to the extent caused by the active negligence, willful misconduct or breach of this Lease by Landlord or any Landlord Parties.  Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for any special, consequential or punitive damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties.  Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b)       Indemnification.  Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere within the Project; and/or (iii) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon written notice from Landlord, agrees to promptly defend the same at Tenant’s sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.

Landlord will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Tenant and all Tenant Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (i) any active negligence or willful misconduct of Landlord or any Landlord Parties (as defined in Subparagraph 8(c) above) and/or (ii) any default by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Indemnified Claims, Landlord, upon written notice from Tenant, agrees to promptly defend the same at Landlord’s sole cost and expense by counsel approved in writing by Tenant, which approval Tenant will not unreasonably withhold.

(c)       Survival; No Release of Insurers.  Tenant’s indemnification obligations under Subparagraph 18(b) are not in any way limited by the amount of insurance proceeds available to Tenant under Tenant’s Insurance Policies described in Section 19 below and will survive the expiration or earlier termination of this Lease.  Tenant’s covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

19.       INSURANCE.

(a)       Tenant’s Insurance.  On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

(i)        “All Risks” property insurance including at least the following perils:  fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage).  This insurance policy shall insure all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant’s expense, and which is located in the Building including, without limitation, any Tenant Improvements which satisfy the foregoing qualification and any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

(ii)       One (1) year insurance coverage for business interruption and loss of income and extra expense insuring the same perils described in Subparagraph 19(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises, Tenant’s parking areas or the Building as a result of any such perils.

(iii)      Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage:  Premises and Operations; blanket contractual liability (including coverage for Tenant’s indemnity obligations under this Lease); products and completed operations; and fire and water damage legal liability including Tenant Improvements, that are rented under the terms of this Lease.  Such insurance must have the following minimum limits of liability:  bodily injury, personal injury and property damage - $2,000,000 each occurrence; provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect reasonable and prudent increases in coverages as recommended by Landlord’s insurance carrier as being prudent and commercially reasonable for tenants of buildings comparable to the Building, rounded to the nearest five hundred thousand dollars, as reasonably agreed by Landlord and Tenant.

(iv)      Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

(v)       Worker’s Compensation as required by the laws of the State with the following minimum limits of liability:  Coverage A - statutory benefits; Coverage B - $1,000,000 per accident and disease.  Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant’s worker’s compensation insurance carrier of all rights of recovery by way of subrogation against Landlord, so long as the insurance is not invalidated thereby.

(vi)      Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates.  Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant’s interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b)       Supplemental Tenant Insurance Requirements.

(i)        All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State.

(ii)       All policies must be issued by insurers with a policyholder rating of “A-” and a financial rating of “VII” in the most recent version of Best’s Key Rating Guide.

(iii)      All policies must contain a requirement to notify Landlord (and Landlord’s property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.  Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance evidencing the existence of such insurance and Tenant’s compliance with the provisions of this Paragraph 19.  Tenant agrees to cause certificates of insurance to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies.  If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord’s interests at Tenant’s expense.  If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.

(iv)      General Liability policies under Subparagraphs 19(a)(iii) and 19(a)(iv) must name Landlord and Landlord’s property manager (and at Landlord’s request, Landlord’s mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord’s property manager or Landlord’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant’s insurance.

(c)       Tenant’s Use.  Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or the Project Common Areas.  If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project Common Areas or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within thirty (30)  days after being billed therefor by Landlord.  In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building, the Project Common Areas or the Tenant Improvements showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate.  Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(d)       Cancellation of Landlord’s Policies.  If any of Landlord’s insurance policies are cancelled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48)  hours after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent.  If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

(e)       Waiver of Claims; Waiver of Subrogation.

(i)            Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) damage to property or loss of income insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) damage to property or loss of income which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under this Paragraph 19 of this Lease (as applicable) had such insurance been obtained and maintained as required therein.  The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

(ii)           Each party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to this Paragraph 19 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy.  If either party fails to maintain property or loss of income insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

20.       DAMAGE OR DESTRUCTION.

(a)       Partial Destruction.  If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred forty (240) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant’s obligation for the costs of repair, reconstruction and restoration of any portion of the Tenant Improvements and any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b)       Substantial Destruction.  Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction.  In the event of a substantial destruction, Landlord may elect to either

(i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant’s termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

(c)       Notice.  Under any of the conditions of Subparagraph 20(a) or (b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the later of thirty (30) days after the occurrence of such casualty, or ten (10) days after Landlord’s receipt of the estimate from Landlord’s contractor (the applicable time period to be referred to herein as the “Notice Period”).

(d)       Tenant’s Termination Rights.  If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord’s contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within two hundred forty (240) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

(e)       Tenant’s Costs and Insurance Proceeds.  In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant Improvements installed by or at the cost of Tenant and any Alterations, but excluding proceeds for Tenant’s furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.  If, as a result of Tenant’s failure to obtain insurance required pursuant to this Lease Tenant fails to receive insurance proceeds covering the full replacement cost of any Tenant Improvements installed by or at the cost of Tenant and any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

(f)        Abatement of Rent.  In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant’s use of the Premises is impaired during such period of repair until such use is restored.  Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(g)       Inability to Complete.  Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is ninety (90) days after the date estimated by Landlord’s contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord as described in Paragraph 33), then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to the other after the expiration of such ninety (90) day period.

(h)       Damage Near End of Term.  Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises occurs during the last twelve (12) months of the Term of this Lease where Landlord’s contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty.  If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord’s contractor’s repair estimates.

(i)        Waiver of Termination Right.  Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

(j)        Termination.  Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for any items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided herein.

21.       EMINENT DOMAIN.

(a)       Substantial Taking.  If the whole of the Premises or the Project, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b)       Partial Taking; Abatement of Rent.  In the event of a taking of a portion of the Premises, the Project, or the parking spaces for the Project or any portion thereof, which does not substantially interfere with Tenant’s use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises or the Project (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking.

(c)       Condemnation Award.  In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord.  Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) the value of Tenant Improvements or Alterations to the Premises installed by or at the cost of Tenant, and any other compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

(d)       Temporary Taking.  In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant’s use of the Premises is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations.  For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22.       DEFAULTS AND REMEDIES.

(a)       Defaults.  The occurrence of any one or more of the following events will be deemed a default by Tenant:

(i)            The abandonment of the Premises as defined in California Civil Code Section 1951.3.

(ii)           The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that Landlord shall only be required to give written notice of such monetary default once in any twelve (12) month period, and thereafter Tenant shall be in default of this Lease if Tenant fails to pay rent or additional rent or any other payment required to be made by Tenant hereunder on its due date without any requirement that Landlord give Tenant written notice of such default; and provided further that such three (3) day notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

(iii)          The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of ten (10) days after written notice thereof from Landlord to Tenant.

The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law).  If the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion.

(iv)          (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(b)       Landlord’s Remedies; Termination.  In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies of Civil Code Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder.  If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: reasonable attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovations and repair of the Premises and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease.  The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term.  As used in Subparagraphs 22(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate.  As used in Subparagraph 22(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)       Landlord’s Remedies; Re-Entry Rights.  In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law.  No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d)       Landlord’s Remedies; Re-Letting.  In the event of abandonment of the Premises by Tenant under Paragraph 22(a)(i) above or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting.  If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder.  Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord.  Such deficiency will be calculated and paid monthly.

(e)       Landlord’s Remedies; Performance for Tenant.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent except as expressly set forth herein.  If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant.  Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant.  This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

(f)        Late Payment.  If Tenant fails to pay any installment of rent within five (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid.  In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment.  The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments.  Acceptance of any such interest and late charge will not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.  If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

(g)       Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.       LANDLORD’S DEFAULT.  Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24.       ASSIGNMENT AND SUBLETTING.

(a)       Restriction on Transfer.  Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.

(b)       Corporate and Partnership Transfers.  For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24.  Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

(c)       Permitted Controlled Transfers.  Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (“Permitted Transfer”), without Landlord’s consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds that of Tenant as of the date of execution of this Lease or is adequate, in Landlord’s reasonable judgment, to perform the Tenant’s obligations herein; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.

(d)       Transfer Notice.  If Tenant desires to effect a Transfer, other than a Permitted Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.  If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

(e)       Landlord’s Options.  Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer; (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below; or (iii) if the sublease or assignment is for Sixty Percent (60%) or more of the Premises and for substantially the balance of the Lease Term, terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

(f)        Reasonable Disapproval.  Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors:  (i) the proposed Transferee is a governmental entity; (ii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, (B) violates any exclusive use granted by Landlord to another tenant in the Building, or (C) otherwise poses a risk of increased liability to Landlord; (iv) the Transfer would likely result in a significant and inappropriate increase in the use of the parking areas or Project Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (v) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; (vi) the Transferee is not in Landlord’s reasonable opinion consistent with Landlord’s desired tenant mix; or (vii) the Transferee poses a business or other economic risk which Landlord reasonably deems unacceptable.  Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed that no further subletting under any sublease shall be permitted under any circumstances, except in the event Landlord (with no obligation to do so) sub-subleases the Premises (or any portion thereof) from such sublessee.  Any sublease to which Landlord consents shall expressly prohibit any such further subletting.

(g)       Additional Conditions.  A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.  As a condition for granting its consent to any assignment or sublease, Landlord may require that in the event of an uncured default by Tenant under this Lease, the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee.  As a condition to Landlord’s consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

(h)       Excess Rent.  If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent, one-half (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord).  If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent one-half (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.  In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct solely (i) commercially reasonable third party brokerage commissions and marketing costs (ii) reasonable attorneys’ fees actually expended by Tenant in connection with such assignment or subletting; (iii) the reasonable and properly documented costs of any tenant improvements paid by Tenant in connection with the sublease; (iv) and any other reasonable and customary costs incurred directly in connection with the sublease if acceptable written evidence of such expenditures is provided to Landlord.

(i)        (j)                No Release.  No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  If Tenant is in default of this Lease after expiration of any applicable cure or notice period, Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, however, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof.  Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer.  In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.  Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.

(k)       Administrative and Attorneys’ Fees.  If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus any reasonable attorneys’ and paralegal fees incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord’s in-house or outside attorneys or paralegals or otherwise) not to exceed Two Thousand Dollars ($2000.00) if Tenant effects such Transfer or requests the consent of Landlord to a transfer using Landlord’s standard documents.  Acceptance of the Two Hundred Fifty Dollar ($250.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer.

25.       SUBORDINATION.  Subject to the provisions of this Section 25, at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Project, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to:  (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Project or any leases thereof, or Landlord’s interest and estate in any of said items, is specified as security.  Landlord shall exercise its commercially reasonable efforts to obtain from any existing ground lessor, mortgagee or beneficiary under a deed of trust on or before the date which is thirty (30) days following the Commencement Date a commercially reasonable nondisturbance agreement pursuant to which such ground lessor, mortgagee or beneficiary of a deed of trust agrees not to disturb Tenant’s right to possession of the Premises so long as Tenant is not in default under this Lease.  If, notwithstanding Landlord’s exercise of its commercially reasonable efforts, Landlord is unable to obtain the above-referenced nondisturbance agreement within thirty (30) days following the Commencement Date of this Lease, Landlord shall give Tenant written notice of Landlord’s inability to obtain such nondisturbance agreement and Tenant shall have three (3) business days following receipt of Landlord’s written notice in which to elect to terminate this Lease, in which event this Lease shall terminate and the parties shall be released from their respective obligations hereunder except that Landlord shall promptly refund to Tenant the Security Deposit and any prepaid Rent.  Tenant’s obligation to subordinate to any future mortgages, deeds of trust or ground leases affecting the Building shall be subject to Tenant’s receipt of a commercially reasonable nondisturbance agreement from any such future mortgagee, beneficiary under a deed of trust or ground lessor.  Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease.  If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease.  Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.  Subject to Tenant’s receipt of a commercially reasonable nondisturbance agreement, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably acceptable to Tenant and Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.  If Tenant fails to execute and acknowledge any such documents within ten (10) business days of receipt of such documents from Landlord, Tenant will be in default hereunder.

26.       ESTOPPEL CERTIFICATE.

(a)       Tenant’s Obligations.  Within ten business (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form as may reasonably be required by Landlord or Landlord’s lender, certifying:  (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters reasonably requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b)       Tenant’s Failure to Deliver.  Tenant’s failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance.  Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) business day period, Landlord may deliver to Tenant an additional request for such statement and Tenant’s failure to deliver such statement to Landlord within ten (10) business days after delivery of such additional request will constitute a default under this Lease.  Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys’ fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27.       RULES AND REGULATIONS.  Tenant agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit “E”, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.  Landlord shall use its commercially reasonable efforts to enforce such Rules and Regulations against other tenants and occupants of the Building; however, Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

28.       MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS.

(a)       Modifications.  If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) business days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease.

(b)       Cure Rights.  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29.       DEFINITION OF LANDLORD.  The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any.  In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer and the transferee has the financial capabilities to perform Landlord’s obligations under this Lease.  Landlord and Landlord’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

30.       WAIVER.  The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms.  The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.  The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval will not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

31.       PARKING.

(a)       Grant of Parking Rights.  So long as this Lease is in effect and provided Tenant is not in default hereunder after expiration of any applicable cure or notice period, Landlord grants to Tenant a license to use the number and type of parking spaces designated in Subparagraph 1(s) subject to the terms and conditions of this Paragraph 31, and the Rules and Regulations regarding parking contained in Exhibit ”E” attached hereto.  Tenant agrees to submit to Landlord or, at Landlord’s election, directly to Landlord’s parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant’s parking spaces on a monthly basis (“Tenant’s Authorized Users”) and shall use its best efforts to identify each vehicle of Tenant’s Authorized Users by make, model and license number.  Tenant agrees to deliver such notice prior to the beginning of the Term of this Lease and to periodically update such notice as well as upon specific request by Landlord or Landlord’s parking operator to reflect changes to Tenant’s Authorized Users or their vehicles.  Tenant will not use or allow any of Tenant’s Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses.

(b)       Parking Rules and Regulations.  Tenant and Tenant’s Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit ”E” attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations.  Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

32.       FORCE MAJEURE.  If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, unusual and unforeseeable delay in the course of construction, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay.  The provisions of this Paragraph 32 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

33.       SIGNS.  At Tenant’s sole cost and expense, Tenant shall be entitled to have Building standard identity signs installed and maintained in place throughout the Term (on a non-exclusive basis) (a) at the Building monument sign and (b) on the exterior of the Building, subject (i) to Landlord’s reasonable prior approval, (ii) applicable City ordinances and (iii) the signage rights of all existing tenants.  Tenant agrees to have Landlord maintain Tenant’s foregoing identification signs in such designated locations in accordance with this Paragraph 33 at Tenant’s sole cost and expense.  Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Project, to change the name upon any such signage and Tenant will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas.

34.       LIMITATION ON LIABILITY.  In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:  (a)  Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Building including, subject to the prior rights of any Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord; (b)  Except as may be necessary to secure jurisdiction of the partnership or company, no partner or member of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or member of Landlord; (c)  No partner or member of Landlord shall be required to answer or otherwise plead to any service of process; (d)  No judgment will be taken against any partner or member of Landlord and any judgment taken against any partner or member of Landlord may be vacated and set aside at any time after the fact; (e)  No writ of execution will be levied against the assets of any partner or member of Landlord; (f)  The obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g)  These covenants and agreements are enforceable both by Landlord and also by any partner or member of Landlord.

35.       FINANCIAL STATEMENTS.  Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease, upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant.  Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

36.       QUIET ENJOYMENT.  Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

37.       MISCELLANEOUS.

(a)       Conflict of Laws.  This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.

(b)       Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c)       Professional Fees and Costs.  If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.  As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(d)       Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e)       Time.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f)        Prior Agreement; Amendments.  This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease.  This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease.  There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease.  No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g)       Separability.  The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law unless the provision invalidated is required for Tenant’s practical realization of the benefits of this Lease.

(h)       Recording.  Neither Landlord nor Tenant shall record this Lease nor any memorandum thereof without the prior written consent of the other; provided, however, that if and only if Landlord fails to obtain and record a subordination, nondisturbance and attornment agreement from its existing lender on or before the Commencement Date, than and solely in such event the parties shall (i) execute, acknowledge and record a memorandum of lease (“Memorandum”) in the form attached hereto as Exhibit F in the Official Records of the County of Santa Clara (“Official Records”) and (ii) Tenant shall execute, acknowledge and deliver to Landlord a quitclaim of the Memorandum (“Quitclaim”) in the form attached hereto as Exhibit G.  Tenant hereby irrevocably authorizes and directs Landlord to record the Quitclaim in the Official Records upon the earlier to occur of the expiration of the term of the Lease or earlier termination of the Lease pursuant to the terms of this Lease.

(i)        Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(j)        Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants.  Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, lenders and investors and prospective lenders and investors, and to the extent required by law.

(k)       Non-Discrimination.  Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

38.       EXECUTION OF LEASE.

(a)       Joint and Several Obligations.  If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally.  The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b)       Tenant as Corporation or Partnership.  If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(c)       Examination of Lease.  Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39.       EARLY OCCUPANCY.   Landlord shall permit Tenant to have early occupancy of the Premises following execution of this Lease and payment of the sums required upon Lease execution, for the purposes of preparing the Premises for use by Tenant, subject to the rights and use of the current tenant in occupancy.

40.       OPTION TO EXTEND.  Landlord hereby grants to Tenant two options (the “Option” or “Options”) to extend the term of the Lease, for an additional period of five (5) years each (each, an “Option Term”).  The Option must be exercised, if at all, by written notice (an “Option Notice”) delivered by Tenant to Landlord not later than nine (9) months prior to the end of the term then in effect.  Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the term then in effect, Tenant (i) is in default under the Lease, which default has not been cured as of the date in question, (ii) has assigned all or any portion of this Lease or its interest therein or (iii) has sublet sixty percent (60%) or more of the Premises.  Provided Tenant has properly and timely exercised the Option, the term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that (y) Tenant shall pay initial base rent determined as set forth below in this paragraph, and (z) after the exercise of the second Option, Tenant shall have no further options remaining.  Landlord shall have no obligation whatsoever in connection with any extension of the term of this Lease to remodel, alter or improve the Premises for use by Tenant, to provide any improvement or construction allowance to Tenant, or to pay or reimburse Tenant for any remodeling, alterations or improvements to the Premises.  The initial base rent during each Option Term shall be ninety-five percent (95%) of the fair market rental value of the Premises as of the commencement of such Option Term, determined as provided below. As used herein, “fair market rental value” shall mean the projected prevailing rental rate as of the first day of the Option Term for similar commercial space improved or presumed to be improved with tenant improvements of substantially similar age, quality and layout as then existing in the Premises and situated in similar office buildings in the Sunnyvale market area including without limitation annual increases in the base rent.  Promptly after delivery of an Option Notice, Landlord and Tenant shall meet and confer and attempt to agree upon the fair market rental value of the Premises.  If they are not able to agree, either party may give written notice to the other that the fair market rental value is to be determined by appraisal as provided herein.  Within twenty (20) days following such notice, each party shall by written notice to the other appoint an independent and qualified appraiser.  Each of such appraisers shall, within thirty (30) days following appointment, give written notice to both parties of the appraiser’s determination of fair market rental value.  If the determinations of such appraisers are in agreement, the initial base rent for the Option Term shall be ninety-five percent (95%) of the fair market rental value so determined.  If the difference between such determinations is five percent (5%) of the higher appraisal or less, the average of the two determinations shall be the fair market rental value.  If the difference is more than such percentage, then during the ten-day period following the appraisers’ determinations, Landlord and Tenant shall again meet and confer and attempt to agree upon the fair market rental value of the Premises.  If they are unable to agree, the two appraisers shall appoint an independent M.A.I. appraiser with not less than five (5) years experience with office leases in the area in which the building is located.  Within thirty (30) days following appointment, the third appraiser shall on written notice to the parties determine the fair market rental value, which determination shall be binding upon the parties.  Each party shall pay the fees and expenses of the appraiser appointed by it and one-half of the fees and expenses of the third appraiser.  If base rent has not been determined as of the commencement of the Option Term, Tenant shall pay the Base Rent in the amount specified by Landlord until base rent is finally determined.  Upon such determination.

41.       CONDITIONS PRECEDENT.  This Lease is subject to the following condition precedent which must be satisfied or waived by Landlord on or before April 30, 2005:  Landlord shall have obtained the consent of its first mortgage lender to this Lease.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:			LANDLORD:

MONOLITHIC SYSTEM TECHNOLOGY, INC.			SUNNYVALE MATHILDA INVESTORS, LLC
a Delaware corporation			a California limited liability company

			By:	Matteson Real Estate Equities, Inc.
By:	/s/ Mark Voll			Manager
	Print Name:	Mark Voll
	Print Title:	Chief Financial Officer		By:	James A. Blake

				Its:	Executive Vice President

OUTLINE OF FLOOR
PLAN OF PREMISES

[To be supplied]

TENANT IMPROVEMENTS

1.         TENANT IMPROVEMENTS.  As used in the Lease and this Exhibit B, the term “Tenant Improvements” or “Tenant Improvement Work” or “Tenant’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below.

2.         WORK SCHEDULE.  Prior to commencing construction, Tenant will deliver to Landlord, for Landlord’s review and approval, a schedule (“Work Schedule”) which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements.  Subject to receipt of an acceptable Work Schedule, Tenant shall be granted access to the Premises prior to the Commencement Date for the sole purpose of beginning construction of its Tenant Improvement Work subject to all of the terms and provisions of this Lease except for the payment of Rent and Operating Expenses.

3.         CONSTRUCTION REPRESENTATIVES.  Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Exhibit B: Anne Risberg. Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Exhibit B:

                                                                                                                                                                                 .

All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease.  Either party may change its representative under this Exhibit B at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4.         TENANT IMPROVEMENT PLANS.

(a)       Preparation of Space Plans.  In accordance with the Work Schedule, Landlord agrees to meet with Tenant’s architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of Premises (“Space Plans”).  The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval.  If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule.  Tenant will then submit to Landlord for Landlord’s approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord. Landlord’s failure to deliver written notice of disapproval within the time frame set forth in the Work Schedule shall be deemed approval.

(b)       Preparation of Final Plans.  Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the “Final Plans”).  The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements.  The Final Plans will be submitted to Landlord for signature to confirm that they are consistent with the Space Plans.  At the time Landlord approves the Final Plans, Landlord shall inform Tenant in writing of any tenant improvements which Landlord will require Tenant to remove upon the expiration or earlier termination of this Lease.  If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule.  Landlord’s failure to deliver written notice of disapproval within the time frame set forth in the Work Schedule shall be deemed approval.  In accordance with the Work Schedule, Tenant will then cause Tenant’s architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

(c)       Requirements of Tenant’s Final Plans.  Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will:  (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the “Standards”), then compatible with and of at least equal quality as the Standards and approved by

EXHIBIT “B”

1

Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d)       Submittal of Final Plans.  Once approved by Landlord and Tenant, Tenant’s architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit.  Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit.  After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

(e)       Changes to Shell of Building.  If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” described in Section 5 below.

(f)        Work Cost Estimate and Statement.  Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the “Work Cost Estimate”).  Landlord will either approve the Work Cost Estimate or disapprove specific items and submit to Tenant revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items; provided that Landlord’s approval shall not be unreasonably withheld or conditioned.  Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule.  Landlord’s failure to disapprove the Work Cost Estimate within the time frame required by the Work Schedule shall be deemed approval.  Upon Landlord’s approval or deemed approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the “Work Cost Statement”), Tenant will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Section 6 hereof.  If the total costs reflected in the Work Cost Statement exceed the Allowance described in Section 5 below, Tenant agrees to pay such excess.

5.         PAYMENT FOR THE TENANT IMPROVEMENTS.

(a)       Allowance.  Landlord hereby grants to Tenant a tenant improvement allowance of Twelve Dollars ($12.00) per Rentable Square Foot of the Premises, i.e., Three Hundred Fifteen Thousand Dollars ($315,000) (the “Allowance”).  The Allowance is to be used only for:

(i)        Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

(ii)       The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)      Construction of the Tenant Improvements, including, without limitation, the following:

(aa)             Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb)             All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc)             The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd)             Any additional improvements to the Premises required for Tenant’s use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee)             All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

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(ff)               All plumbing, fixtures, pipes and accessories necessary for the Premises; and

(gg)             Testing and inspection costs.

(iv)          All costs incurred by Landlord for construction or planning of the Tenant Improvements in the Premises.

In the event that Tenant does not use or apply the entire Allowance for the items set forth in clauses (i) through (iv) above, then Tenant shall be entitled to apply such unused portion of the Allowance, not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000), for reimbursement of Tenant’s reasonable and properly documented moving expenses and cabling, fixtures, furnishings, telephone and security systems and equipment installed by Tenant in the Premises.

(b)       Excess Costs.  The cost of each item referenced in Section 5(a) above shall be charged against the Allowance.  If the work cost exceeds the Allowance, Tenant shall be solely responsible for payment of all excess costs, which shall be paid to Landlord within five (5) business days after invoice therefor.  Except to the extent provided in the last paragraph of Section 5(a) above, in no event will the Allowance be used to pay for Tenant’s furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c)       Changes.  Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 4 above.  Tenant shall be solely responsible for any additional costs associated with such changes Landlord will have the right to decline Tenant’s request for a change to the Final Plans if such changes are inconsistent with the provisions of Section 4 above.

(d)       Governmental Cost Increases.  If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall be solely responsible for such additional costs; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(e)       Disbursement of the Allowance.  Provided Tenant is not in default following the giving of notice and passage of any applicable cure period under the Lease or this Work Letter Agreement, Landlord shall disburse the Allowance to Tenant to reimburse Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements in accordance with the following:

(i)            Twenty-five percent (25%) of the Allowance shall be disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to fifty percent (50%) of Tenant’s Work having been completed and paid for by Tenant as described hereinbelow;

(ii)           An additional Fifty percent (50%) of the Allowance shall be disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to seventy-five percent (75%) of Tenant’s Work having been completed and paid for by Tenant as described hereinbelow;

(iii)          Fifteen percent (15%) of the Allowance shall be disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to ninety percent (90%) of Tenant’s Work having been completed and paid for by Tenant as described hereinbelow; and

(iv)          The final ten percent (10%) of the Allowance shall be disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to one hundred percent (100%) of Tenant’s Work having been completed and paid for by Tenant as described hereinbelow and satisfaction of the items described in subparagraph (vi) below.

(v)           As to each phase of completion of Tenant’s Work described in subparagraphs (i) through (iii) above, the appropriate portion of the Allowance shall be disbursed to Tenant only when Landlord has received the following “Evidence of Completion and Payment”:

(A)          Tenant has delivered to Landlord a draw request (“Draw Request”) in a form satisfactory to Landlord with respect to the Improvements specifying that the requisite portion of Tenant’s Work has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and evidence of payment by Tenant for all costs which are payable in connection with such Tenant’s Work covered by the Draw Request.  The Draw Request shall constitute a representation by Tenant that the Tenant’s Work identified therein has been completed in a good and workmanlike manner and in accordance with the Final Plans and the Work Schedule and has been paid for;

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(B)           The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the Final Plans;

(C)           Tenant has delivered to Landlord such other evidence of Tenant’s payment of the general contractor and subcontractors for the portions of Tenant’s Work covered by the Draw Request and the absence of any liens generated by such portions of the Tenant’s Work as may be required by Landlord (i.e., either unconditional lien releases in accordance with California Civil Code Section 3262 or release bond(s) in accordance with California Civil Code Sections 3143 and 3171);

(D)          Landlord or Landlord’s architect or construction representative has inspected the Tenant Improvements and determined that the portion of Tenant’s Work covered by the Draw Request has been completed in a good and workmanlike manner;

(vi)          The final disbursement of the balance of the Allowance under subparagraph (iv) above shall be disbursed to Tenant only when Landlord has received Evidence of Completion and Payment as to all of Tenant’s Work as provided hereinabove and the following conditions have been satisfied:

(A)          Thirty-five (35) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

(B)           A certificate of occupancy for the Tenant Improvements and the Premises has been issued by the appropriate governmental body; and

(C)         The satisfaction of any other requirements or conditions which may be required or imposed by Landlord’s lender with respect to the construction of the Tenant Improvements.

(vii)         All construction costs in excess of the Allowance shall have been paid by Tenant.

(g)       Books and Records.  At its option, Landlord, at any time within twelve (12) months after final disbursement of the Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant’s books and records relating to Tenant’s expenditures in connection with the construction of the Tenant Improvements.  Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least twelve (12).  Tenant shall make available to Landlord’s auditor at the Premises within ten (10) business days following Landlord’s notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements.  In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

6.         CONSTRUCTION OF TENANT IMPROVEMENTS.  Following Landlord’s approval of the Final Plans and the Work Cost Statement described in Section 4(f) above, Tenant’s contractor (selected as provided in Paragraph 9(n)) will commence and diligently proceed with the construction of the Tenant Improvements.  Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Work Schedule.  Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements.  Landlord shall have the right to enter upon the Premises to inspect Tenant’s construction activities following reasonable advance notice to Tenant.

7.         MISCELLANEOUS CONSTRUCTION COVENANTS.

(a)       No Liens.  Tenant shall not allow the Tenant Improvements or the Building or any portion thereof to be subjected to any mechanic’s, materialmen’s or other liens or encumbrances arising out of the construction of the Tenant Improvements.

(b)       Diligent Construction.  Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Schedule and this Work Letter Agreement.  Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Work to effectuate such work in a timely and compatible manner.

(c)       Compliance with Laws.  Tenant will construct the Tenant Improvements in a safe and lawful manner.  Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other

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governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements.  Copies of all filed documents and all permits and licenses shall be provided to Landlord.  Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant’s expense.  Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

(d)       Indemnification.  Subject to the terms of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Premises and the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses (including, without limitation, claims for workers’ compensation) of any nature whatsoever, together with reasonable attorneys’ fees for counsel of Landlord’s choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant’s Work (including, but not limited to, claims for breach of warranty, personal injury or property damage).

(e)       Insurance.  Construction of the Tenant Improvements shall not proceed without Tenant first acquiring workers’ compensation and comprehensive general public liability insurance and property damage insurance as well as “All Risks” builders’ risk insurance, with minimum coverage of $2,000,000 or such other amount as may be approved by Landlord in writing and issued by an insurance company reasonably satisfactory to Landlord.  Not less than thirty (30) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord or, if requested, the original policies thereof shall be submitted for Landlord’s approval.  All such policies shall provide that thirty (30) days prior notice must be given to Landlord before modification, termination or cancellation.  All insurance policies maintained by Tenant pursuant to this Exhibit B shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance.  Tenant’s contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

(f)        Construction Defects.  Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general.

(g)       Additional Services.  If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only.  Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to Tenant.

(h)       Coordination of Labor.  All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by any other tenant or its contractors with respect to the any portion of the Project.  Nothing in this Work Letter shall, however, require Tenant to use union labor.

(i)        Work in Adjacent Areas.  Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

(j)        HVAC Systems.  Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

(k)       Coordination with Lease.  Nothing herein contained shall be construed as (i) constituting Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease.  Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Exhibit B shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

(l)        Approval of Plans.  Landlord will not check Tenant drawings for building code compliance.  Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and

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comply with all federal, state, and local code requirements.  Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

(m)      Tenant’s Deliveries.  Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant’s Work, the following information:

(i)        The names, addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant’s Work; and

(ii)       The date on which Tenant’s Work will commence, together with the estimated dates of completion of Tenant’s construction and fixturing work.

(n)       Qualification of Contractors.  Once the Final Plans have been proposed and approved, Tenant shall select and retain a contractor and subcontractors from a list of contractors and subcontractors approved by Landlord for the construction of the Tenant Improvement Work in accordance with the Final Plans.  All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job, if any, all as reasonably determined by Landlord. All work shall be coordinated with general construction work on the Site, if any.

(o)       Warranties.  Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.

(p)       Landlord’s Performance of Work.  Within ten (10) working days after receipt of Landlord’s written notice of Tenant’s failure to perform its obligations under this Exhibit B, if Tenant shall fail to commence to cure such failure, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines, in its reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Premises including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris; provided, however, Landlord shall use reasonable efforts to give Tenant at least ten (10) days prior written notice to the performance of any of Tenant’s Work.

(q)       As-Built Drawings.  Tenant shall cause “As-Built Drawings” (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord’s representative no later than sixty (60) days after the completion of Tenant’s Work.  In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

8. LANDLORD’S FURNITURE.  Tenant is hereby given the right to use all of Landlord’s office furniture, cubicles, cabling, telephones and related furnishings located in the Premises as of the date of this Lease, without additional charge, including any such furniture or furnishings located elsewhere in the Building and not currently being used by any other tenant.  Tenant shall be responsible for insuring all such furniture and furnishings under its “All Risks” policy required under Section 19(a)(i) of the Lease.  Landlord and Tenant shall jointly prepare and sign an inventory of all such furnishings to be located within the Premises and used by Tenant during the term of this Lease on or before Tenant’s occupancy of the Premises.  In the event Tenant leases the Premises throughout the initial term and option terms of this Lease, Tenant shall be allowed, but not required, to assume ownership of such furnishings at the end of the final option term, and Landlord shall convey such furnishings to Tenant by bill of sale at the end of the final option term without representation or warranty by Landlord of any nature whatsoever.  If Tenant does not lease the Premises for such period, the furnishings as set forth on the inventory shall remain the property of Landlord and shall be surrendered to Landlord by Tenant upon Lease expiration in the same condition as received, reasonable wear and tear excepted.

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DEFINITION OF OPERATING EXPENSES

1.         Items Included in Operating Expenses.  The term “Operating Expenses” as used in the Lease to which this Exhibit ”C” is attached means:  all costs and expenses of operation and maintenance of the Building and the Common Areas (as such terms are defined in the Lease), as determined by standard accounting practices, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below:

(a)       Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof;

(b)       any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Project, the Common Areas or the Building;

(c)       water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities;

(d)       utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the Premises or the parking facilities serving the Building or the Premises;

(e)       costs of insurance obtained by Landlord;

(f)        waste disposal and janitorial services;

(g)       labor;

(h)       costs incurred in the management of the Building, including, without limitation:  (i) supplies, (ii) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the management, operation and maintenance of the Building (with wages and salaries of any employees employed at the Building only on a part-time basis being equitably allocated by Landlord), (iii) Building management office rental, supplies, equipment and related operating expenses, and (iv) a management/administrative fee in an amount not to exceed three percent (3%) of the monthly base rent.

(i)        supplies, materials, equipment and tools including rental of personal property used for maintenance;

(j)        repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord;

(k)       maintenance, costs and upkeep of all parking and Project Common Areas;

(l)        depreciation on a straight line basis and rental of personal property used in maintenance;

(m)      amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Building at the time it was originally constructed; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement;

(n)       costs and expenses of gardening and landscaping;

(o)       maintenance of signs (other than signs of tenants of the Building);

(p)       personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas;

(q)       reasonable accounting, audit, verification, legal and other consulting fees; and

(r)        costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

2.         Real Property Taxes and Assessments.  The term “Real Property Taxes and Assessments”, as used in this Exhibit “C”, means:  any form of assessment, license fee, license tax, business license

EXHIBIT “C”

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fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or the Project (as such terms are defined in the Lease), including the following by way of illustration but not limitation:

(a)       any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(b)       any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purposes of this Lease;

(c)       any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(d)       any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e)       any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

3.         Items Excluded From Operating Expenses.  Notwithstanding the provisions of Paragraphs 1 and 2 above to the contrary, “Operating Expenses” will not include:

(a)       Landlord’s federal or state or local income, franchise, inheritance or estate taxes and transfer taxes;

(b)       any ground lease rental;

(c)       costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(d)       depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard accounting practices;

(e)       brokerage commissions, finders’ fees, attorneys’ fees, space planning costs, marketing costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f)        costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; except for the capital expenditures set forth in Subparagraph 1(m) above;

(g)       interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Project;

(h)       costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building (including the original Tenant Improvements for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees;

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(i)        attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; provided, however, that Operating Expenses will include those attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Landlord under the Lease;

(j)        except for the administrative/management fees described in Subparagraph 1(h) above, costs of Landlord’s general corporate overhead;

(k)       all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through operating expense pass-through provisions);

(l)        electric power costs for which any tenant directly contracts with the local public service company;

(m)      costs arising from Landlord’s charitable or political contributions;

(n)       costs incurred in connection with the original construction of the Building;

(o)       expenses directly resulting from the gross negligence and/or intentional misconduct of Landlord, its agents, contractors or employees;

(p)       any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(q)       the wages of any employee who does not devote substantially all of his or her time to the Building shall be equitably allocated to the Building;

(r)        fines, penalties and interest;

(s)       costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed such costs other than through operating expense payments; and

(t)        rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used while repairs are being undertaken or in providing janitorial or similar services.

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STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect.  Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Tenant remains in occupancy of the Premises, Landlord will provide or make available the following utilities and services:

1.         Provide non-attended automatic elevator available for Tenant’s nonexclusive use at all times.

2.         On Monday through Friday, except holidays, from 8 a.m. to 6 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises.  “Holidays” shall mean New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building.  The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45° angle upwards.  Landlord will not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45° angle upwards whenever the system is in operation.  Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system.  Tenant agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building.  Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.  The cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45° angle upwards.  Initially, Tenant shall pay for after-hours HVAC services at the rate of Thirty-Five Dollars ($35.00) per hour.

3.         Landlord will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computers and word processing equipment in an amount not to exceed five (5) watts per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period.  If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Landlord’s reasonable discretion, whose fee shall be shared equally by Landlord and Tenant.  Tenant agrees not to use any apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and word processing equipment) which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord.  Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Landlord to the rights therein granted for such breach.  Tenant’s use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Tenants will not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Landlord.

4.         Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge so long as Landlord is reasonable, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant agrees to pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant will keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant.  Tenant agrees to pay for water consumed, as shown on such meter, as

EXHIBIT "D"

1

and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

5.         Landlord will provide janitorial service to the Premises at least five (5) days per week on each business day, provided the same are used exclusively as permitted in this Lease, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes.  If the Premises are not used exclusively as permitted in this Lease, they will be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord.  Tenant agrees to pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

6.         Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply.  It is expressly understood and agreed that any covenants on Landlord’s part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, will not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

7.         As part of Operating Expenses, Landlord shall provide security services for the Building and the Project, including, without limitation, equipment, personnel, systems and procedures as reasonably determined by Landlord in its sole discretion.

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RULES AND REGULATIONS

A.        General Rules and Regulations.  The following rules and regulations govern the use of the Building and the Project Common Areas.  Tenant will be bound by such rules and regulations and agrees to cause Tenant’s Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1.         Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Project (but not including decorations placed within the Premises) without the prior written consent of Landlord.  Landlord will have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2.         If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use.  Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3.         Tenant will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.  No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

4.         Tenant will not obtain for use on the Premises ice, food vendors, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Tenant shall have the right to obtain food and beverage service to serve its employees, agents, contractors, clients and invitees. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Project except as may be expressly permitted under the Lease.  Landlord reserves the right to restrict and regulate the use of the common areas of the Project and Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors.  Such restrictions may include limitations on time, place, manner and duration of access to a tenant’s premises for such purposes.  Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5.         Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises.  Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Project if such vendors are not listed on a tenant’s list of requested vendors.

6.         Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following business day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified.  Tenant will be responsible for all persons for whom it requests passes and will be liable to Landlord for all acts of such persons.  Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

EXHIBIT "E"

1

7.         The directory of the Building or the Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

8.         All cleaning and janitorial services for the Project and the Premises will be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same.  Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9.         Landlord will furnish Tenant, free of charge, with two keys to each entry door lock in the Premises.  Landlord may make a reasonable charge for any additional keys.  Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises.  Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10.       If Tenant requires telegraphic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and comply with, Landlord’s reasonable rules and requirements applicable to such services, which may include separate licensing by, Landlord.

11.       The elevator will be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate.  No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be reasonably designated by Landlord.  Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items will, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday.  Deliveries during normal office hours shall be limited to normal office supplies and other small items, unless Tenant gives prior notice to Landlord of other deliveries.  No deliveries will be made which unreasonably impede or interfere with other tenants or the operation of the Building.

12.       Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Landlord will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building.  Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant’s expense.  Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any tenants in the Building or Landlord, are to be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration.  Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof.  The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

13.       Tenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Tenant will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor will Tenant bring into or keep in or about the Premises any birds or animals.

14.       Tenant will not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.       Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and will refrain from attempting to adjust controls.  Tenant will keep corridor doors closed, and shall keep all window coverings pulled down.

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16.       Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.  Without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay, Tenant will not use the name, photograph or likeness of the Building or the Project except in connection with or in promoting or advertising the business of Tenant.

17.       Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Tenant and its employees leave the Premises.  Tenant will be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

18.       The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule.  Cleaning of equipment of any type is prohibited.  Shaving is prohibited.

19.       Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.  Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease.  Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20.       Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project.  Tenant will not interfere with satellite dish, radio or television broadcasting or transmission or reception from or in the Project or elsewhere.

21.       Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations.  Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant will not cut or bore holes for wires.  Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

22.       Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord, except for food and beverage vending machines intended to serve Tenant’s employees.

23.       Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.       Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord.  Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25.       The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.  No cooking will be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.       Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant will not bring any other vehicles of any kind into the Building.

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27.       Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.       Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.       To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Building or the Project, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations which do not deprive Tenant of its quiet enjoyment of the Premises or parking.

30.       Landlord may prohibit smoking in the Building and may require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project.

31.       Tenant’s requirements will be attended to only upon appropriate application to Landlord’s asset management office for the Project by an authorized individual of Tenant.  Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32.       These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

33.       Landlord reserves the right to make such other reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted.  Tenant is responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

B.        Parking Rules and Regulations.  The following rules and regulations govern the use of the parking facilities which serve the Building.  Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

1.         Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than passenger automobiles, vans, sport utility vehicles, motorcycles and pick-up trucks.  No extended term storage of vehicles is permitted.

2.         Vehicles must be parked entirely within painted stall lines of a single parking stall.

3.         All directional signs and arrows must be observed.

4.         The speed limit within all parking areas shall be five (5) miles per hour.

5.         Parking is prohibited:  (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where “no parking” signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord.

6.         Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle’s audio theft alarm system remains engaged for an unreasonable period of time.

7.         Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8.         Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the

4

violator’s car to removal, at such car owner’s expense.  Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9.         Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord.  Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void.  Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

10.       Loss or theft of parking identification devices or access cards must be reported to the management office in the Project immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time.  Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card.  Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11.       Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

12.       Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

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EXHIBIT F

RECORDING REQUESTED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Sunnyvale Mathilda Investors, LLC	)
c/o Matteson Real Estate Equities, Inc.	)
1991 Broadway, Suite 300)
Redwood City, CA 94063-1994)
Attn: James A. Blake	)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is made and entered into this      day of                       2005, by and between SUNNYVALE MATHILDA INVESTORS, LLC, a California limited liability company (“Landlord”) and MONOLITHIC SYSTEM TECHNOLOGY, INC., dba MOSYS,  a Delaware corporation (“Tenant”).

1.             Terms and Premises.            By that certain Office Building Lease dated April     , 2005 (“Lease”) between Landlord and Tenant, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises commonly known as 755 No. Mathilda Avenue, Suite 100, Sunnyvale, California 94086, forming a part of that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California, as shown and described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”).  The term of the Lease is five (5) years with two (2) five (5) year options commencing on [insert actual Commencement Date prior to recording] and ending on [insert actual Expiration Date prior to recording], unless sooner terminated in accordance with the terms of the Lease.

2.             Other Terms.  All terms and conditions of the Lease are set forth fully in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date and year first above written.

TENANT:	LANDLORD:

MONOLITHIC SYSTEM TECHNOLOGY, INC., a Delaware corporation	SUNNYVALE MATHILDA INVESTORS, LLC a California limited liability company

By:	By:	Matteson Real Estate Equities, Inc.
Print Name:		Manager
Print Title:
By:
Its:

EXHIBIT "F"

EXHIBIT A

DESCRIPTION OF PREMISES

The ground floor of that certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On this                       day of                  2005, before me, the undersigned, a Notary Public in and for the State of California, personally appeared                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity; and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

[SEAL]

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On this                        day of                  2005, before me, the undersigned, a Notary Public in and for the State of California, personally appeared                                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity; and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

[SEAL]

EXHIBIT G

RECORDING REQUESTED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Sunnyvale Mathilda Investors, LLC	)
c/o Matteson Real Estate Equities, Inc.	)
1991 Broadway, Suite 300)
Redwood City, CA 94063-1994)
Attn: James A. Blake	)

QUITCLAIM

The undersigned, MONOLITHIC SYSTEM TECHNOLOGY, INC., dba MOSYS, a Delaware corporation, hereby irrevocably quitclaims, releases and relinquishes to SUNNYVALE MATHILDA INVESTORS, LLC, a California limited liability company, all of the undersigned’s right, title and interest, if any, in, to and under (i) that certain Memorandum of Lease recorded on [insert date of recording] as Instrument No. [insert exact recording information] in the Official Records of Santa Clara County, California (the “Memorandum”), (ii) the Lease (as defined in the Memorandum) and (iii) the Premises (as defined in the Memorandum).

IN WITNESS WHEREOF, this Quitclaim has been executed as of                             , 2005.

MONOLITHIC SYSTEM TECHNOLOGY, INC., a Delaware corporation

By:
Print Name:
Print Title:

EXHIBIT "G"

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On this                         day of                    2005, before me, the undersigned, a Notary Public in and for the State of California, personally appeared                                  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity; and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

[SEAL]